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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 26, 2014, relating to the consolidated financial statements and financial statement schedules of Mattress Firm Holding Corp., and the effectiveness of Mattress Firm Holding Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mattress Firm Holding Corp. for the year ended January 28, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

July 14, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM